WALGREEN CO.

LONG-TERM PERFORMANCE INCENTIVE PLAN

(Effective January 10, 2007)

WALGREEN CO.
LONG-TERM PERFORMANCE INCENTIVE PLAN
(Effective January 10, 2007)

WALGREEN CO.
LONG-TERM PERFORMANCE INCENTIVE PLAN
(Effective January 10, 2007)

1. History and Purpose. The purpose of the Walgreen Co. Long-Term Performance Incentive Plan (the "Plan") is to further and promote the interests of Walgreen Co., its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate key employees or those who will become key employees, and to align the interests of those individuals and the Company's shareholders. To do this, the Plan offers performance-based incentive awards and equity-based opportunities providing such key employees with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries. The Plan is a continuation and expansion of the Walgreen Co. Restricted Performance Share Plan (the "Prior Plan"), which was established by the Company as of September 1, 1980, and has been subsequently amended from time to time.

2. Definitions. Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the following meanings:

2.1 "Award" means an award or grant made to a Participant under Sections 6 and/or 7 of the Plan.

2.2 "Award Agreement" means the agreement executed by a Participant pursuant to Sections 3.2 and 13.7 of the Plan in connection with the granting of an Award.

2.3 "Board" means the Board of Directors of the Company, as constituted from time to time.

2.4 "Code" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.5 "Committee" means the committee of the Board designated to administer the Plan, as described in Section 3 of the Plan.

2.6 "Common Stock" means the Common Stock, par value $.078125 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.7 "Company" means Walgreen Co., an Illinois corporation, or any successor thereto.

2.8 "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the applicable Company long-term disability plan, if any. At any time that the Company does not maintain an applicable long-term disability plan, "Disability" shall mean any physical or mental disability which is determined to be total and permanent by a physician selected or relied upon in good faith by the Company.

2.9 "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.10 "Fair Market Value" means, with respect to any date, the closing price on the New York Stock Exchange--Composite Transactions Tape on the last preceding date on which sales of shares were reported.

2.11 "Participant" means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

2.12 "Performance Units" means the units granted under Section 7 of the Plan and the relevant Award Agreement.

2.13 "Performance Share Units" means the share units granted under Section 7 of the Plan and the relevant Award Agreement.

2.14 "Plan" means this Walgreen Co. Long-Term Performance Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.15 "Restricted Shares" means an Award of restricted shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan and the relevant Award Agreement.

2.16 "Restricted Share Units" means an Award of restricted share units granted pursuant to the provisions of Section 6 of the Plan and the relevant Award Agreement.

2.17 "Retirement" means the voluntary retirement in good standing by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of age 55, subject to the approval of the Committee.

2.18 "Subsidiary(ies)" means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

3. Administration.

3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors.

3.2 Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan's Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants who are subject to Section 16 of the Exchange Act. The Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not subject to Section 16 of the Exchange Act. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

4. Term of Plan/Common Stock Subject to Plan.

4.1 Term of the Plan. The Plan is effective as of January 10, 2007, upon approval of the Company’s shareholders. The Plan shall continue in effect until terminated, modified or amended in accordance with Section 12 of the Plan.

4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in this Section, as well as Section 4.3 and Section 10.2 of the Plan, shall not exceed the total of 10,000,000 shares. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

4.3 Computation of Available Shares. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan (subject to the remainder of this Section and Section 10.2) the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Section 6 of the Plan and the maximum number of shares of Common Stock issued under payments of Restricted Share Units pursuant to Section 6 of the Plan and Performance Units and Performance Share Units pursuant to Section 7 of the Plan, in each case determined as of the date on which such Awards are granted, or issued, as applicable. If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards. In addition, any shares of Common Stock exchanged or otherwise used by a Participant as full or partial payment for an Award (including any shares withheld or deducted for tax withholding purposes), and any shares covered by an Award which is settled in cash shall be added to the shares available for Awards under the Plan.

5. Eligibility. Individuals eligible for Awards under the Plan shall consist of key employees and officers, or those who will become key employees or officers, of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any Subsidiary.

6. Restricted Shares and Restricted Share Units.

6.1 Terms and Conditions. Grants of Restricted Shares and Restricted Share Units shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Shares and Restricted Share Units may be granted alone or in addition to any other Awards under the Plan. Restricted Share Units shall be similar to Restricted Shares, except that no shares will be actually granted on the date of the Award. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares and Restricted Share Units to be granted to a Participant, and the Committee may provide or impose different terms and conditions on any particular Restricted Share or Restricted Share Units grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, a stock certificate (or certificates) shall be issued or held in book entry form. If issued, such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Walgreen Co. Long-Term Performance Incentive Plan and an Award Agreement entered into between the registered owner hereof and Walgreen Co. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Walgreen Co., 200 Wilmot Road, Deerfield, IL 60015. Walgreen Co. will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Walgreen Co. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

Such stock certificate(s) evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

6.2 Restricted Share Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals). A grant of Restricted Share Units shall contain similar restrictions, terms and conditions, to the extent appropriate.

6.3 Restriction Period. In accordance with Sections 6.1 and 6.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares and Restricted Share Units shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares and Restricted Share Units, if any, as the Committee may establish in the relevant Award Agreement (the "Restriction Period"). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares and Restricted Share Units or a portion thereof, as the case may be, as provided in Section 6.4 of the Plan. As determined by the Committee, the Award Agreement shall set forth any provisions regarding accelerated vesting of an Award upon termination of employment for Retirement, Disability, death or other special circumstances.

6.4 Payment of Restricted Share and Restricted Share Unit Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a stock certificate, without the legend set forth in Section 6.1 of the Plan, for the number of shares of Common Stock which are no longer subject (or deemed subject) to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Share Units, the earned Restricted Share Units may be paid in cash, shares of Common Stock (per the procedures spelled out above) or any combination thereof, as determined by the Committee.

6.5 Shareholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares (but not under Restricted Share Units), all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

6.6 Dividend Equivalents. Restricted Share Units may, in the sole discretion of the Committee and if provided for in the relevant Award Agreement, earn dividend equivalents. In respect of any such Restricted Share Units which are outstanding on a dividend record date for Common Stock, the Participant shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Restricted Share Units had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of such dividend equivalents, including, without limitation, the amount, the timing, form of payment and payment contingencies and/or restrictions of such dividend equivalents, as it deems appropriate or necessary.

7. Performance Units and Performance Share Units.

7.1 Terms and Conditions. Performance Units and Performance Share Units shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

7.2 Performance Unit Grants. A Performance Unit is an Award of units (with each unit representing such monetary amount or value as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time. A Performance Share Unit is a Performance Unit (with each unit representing one or more shares of Common Stock).

7.3 Grants. Performance Units and Performance Share Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Units and Performance Share Units to be granted to a Participant, and the Committee may impose different terms and conditions on any particular Performance Units and Performance Share Units granted to any Participant. Subject to any restrictions that may apply to performance-based awards under Section 8 and Code Section 162(m) referenced therein, the Committee may issue pro-rated Performance Unit and Performance Share Unit grants and/or adjust previously granted Awards on a pro-rated basis for Participants who become eligible under the Plan during a Performance Period or whose eligibility level changes during a Performance Period.

7.4 Performance Goals and Performance Periods. A Participant receiving a grant of Performance Units and Performance Share Units shall only earn into and be entitled to payment in respect of such Award if the Company and/or the Participant achieves certain performance goals (the "Performance Goals") during and in respect of a designated performance period (the "Performance Period"). The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for Performance Units and Performance Share Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use such performance measures as it deems appropriate, subject to the limitations contained in Section 8.1 of the Plan with respect to performance-based Awards. Such performance measures shall be defined as to their respective components and meaning by the Committee (in its sole discretion). Subject to the limitations contained in Section 8.1 of the Plan with respect to performance-based Awards, during any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time. At the discretion of the Committee, Participants holding Performance Share Units may be entitled to receive dividend equivalents with respect to the dividends declared, subject to any restrictions determined by the Committee.

7.5 Payment of Units. With respect to each Performance Unit and Performance Share Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, by the Company and/or the Participant during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit and Performance Share Unit times the number of such units so earned. Payment in settlement of earned Performance Units and Performance Share Unit shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in unrestricted Common Stock, in Restricted Shares, in Restricted Share Units, in restricted cash, or in any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement. As determined by the Committee, the Award Agreement shall set forth any provisions regarding the extent of payment or non-payment of an Award in the event the Participant does not remain employed for the entire Performance Period, including any special provisions covering termination of employment for Retirement, Disability, death or other special circumstances.

8. Performance-Based Award Provisions.

8.1 Performance-Based Awards. Performance Units, Performance Share Units, Restricted Shares, and Restricted Share Units subject to performance criteria that are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code shall be paid solely on account of the attainment of one or more pre-established, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. For any Award that is intended to be qualified performance-based compensation, the performance goals shall be the attainment of pre-established levels of (or pre-established changes or improvements in) any of net sales, net income, market price per share, earnings per share, return on equity, return on invested capital, cash flow, discounted cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, unit sales volume, economic value added, costs, improvements in financial ratings, regulatory compliance, achievement of balance sheet or income statement objectives, market or category share, total return to shareholders equity (including both the market value of the Company’s stock and dividends thereon) and the extent to which strategic and business goals are met. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. For purposes of the Plan, "Covered Employee" has the same meaning as set forth in Section 162(m) of the Code.

8.2 Maximum Yearly Awards. The maximum annual Common Stock amount in this Section 8.2 is subject to adjustment under Section 10.2 and is subject to the Plan maximum under Sections 4.2 and 4.3. The maximum amount payable in respect of Performance Units, Performance Share Units, Restricted Shares, and Restricted Stock Units in any fiscal year may not exceed 250,000 shares of Common Stock (or the then equivalent Fair Market Value thereof) in the case of any individual Participant.

9. Non-transferability of Awards. Unless otherwise provided in the Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant's debts, judgments, alimony, or separate maintenance.

10. Changes in Capitalization and Related Matters.

10.1 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, shareholders or agents of the Company or any Subsidiary, as a result of any such action.

10.2 Recapitalization Adjustments. In the event of any change (increase or decrease) in the outstanding shares of the Company by reason of a stock dividend, recapitalization, merger, consolidation, stock split, split up, spin off, combination or exchange of shares, reorganization, liquidation, or other change in corporate capitalization, the aggregate number and class of shares available under the Plan, the number and class of shares subject to any outstanding Award under the Plan, the share limit set forth in Section 8.2 of the Plan, and the aggregate number and class of shares that may be issued pursuant to any other provision of the Plan that is expressed in terms of a specified number of shares or that may be issued pursuant to any grant hereunder shall be appropriately and proportionately adjusted by the Committee to prevent dilution or enlargement of rights and preserve the value of outstanding awards; provided that fractional Shares shall be rounded to the nearest whole Share. The Committee’s determination shall be final and conclusive.

11. Change of Control Provisions.

11.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i) The restrictions and deferral limitations applicable to any Restricted Shares and Restricted Share Units shall lapse, and such Restricted Shares and Restricted Share Units shall become free of all restrictions and become fully vested and transferable;

(ii) All Performance Units and Performance Share Units shall be considered to be earned and payable at target values, and any other restrictions shall lapse and such Performance Units and Performance Share Units shall be settled in cash (with the value being determined by the Committee, in its sole discretion) as promptly as is practicable; and

(iii) The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

11.2 Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

(i) An acquisition after the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or approved by the Incumbent Board (as defined below), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 11.2; or

(ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) Consummation of a reorganization, merger or consolidation (or similar transaction), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity ("Corporate Transaction"); in each case, unless immediately following such Corporate Transaction (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

12. Amendment, Suspension and Termination. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (a) subject to Section 13.6, materially adversely affect the rights of any Participant under any outstanding Performance Units, Performance Share Units, Restricted Share or Restricted Share Unit grants, without the consent of such Participant, or (b) except as contemplated by Section 11, increase the number of shares available for Awards pursuant to Section 4.2 without shareholder approval. In addition, the Company will obtain shareholder approval of any modification of the Plan or Awards to the extent required by applicable laws or regulations or the regulations of any stock exchange or similar organization governing the listing of Common Stock.

13. Miscellaneous.

13.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

13.2 No Right to Employment. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

13.3 Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

13.4 Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

13.5 Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Committee expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

13.6 Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable laws. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. In addition, the Company or Committee may, at the time of grant or thereafter, impose additional or different conditions or take other actions with respect to Awards made to Participants in countries outside of the United States of America, to the extent required or made advisable by applicable laws and regulations.

13.7 Award Agreements. Each Participant receiving an Award under the Plan may enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall then agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

13.8 Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of the Plan and the relevant Award Agreement may become payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

13.9 Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

    13.10 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.